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BLUE COAT SYSTEMS - CONFIDENTIAL
Blue Coat Products
Proxy SG
–
Web Acceleration
–
Secure Web Gateway
–
WAN Optimization/WAN Application Delivery
Blue Coat Web Filter
–
Proprietary Content Control
Packet Shaper (PKTR Acquisition)
SG810 Series
Exhibit(a)5(vii)

BLUE COAT SYSTEMS - CONFIDENTIAL
Why Packeteer?
•
Expanded Channel
–
1,400 additional channel partners
–
Highly qualified to sell WAN Optimization
•
Reinvigorate Packet Shaper Product
•
Additional Sales force
–
50 Sales teams from PKTR
•
Established Installed Base
–
50,000 PacketShaper appliances installed at over 10,000
customers